Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 24, 1997 included in Marriott International, Inc.'s Form 10-K for the year ended January 3, 1997 (File No. 1-12188) into Health and Retirement Properties Trust's Form 10-K for the year ended December 31, 1996, and into Health and Retirement Properties Trust's previously filed Registration Statements File Nos. 333-02863 and 33- 62135.

                                                     /s/ Arthur Andersen LLP

                                                     ARTHUR ANDERSEN LLP

Washington, D.C.
March 26, 1997



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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 10, 1997 on Hospitality Properties Trust incorporated by reference in Health and Retirement Properties Trust's Form 10-K, into Health and Retirement Properties Trust's previously filed Registration Statements File No. 333-02863 and No. 33-62135.

                                                /s/ Arthur Andersen LLP

Washington, D.C.
March 27, 1997